As filed with the Securities and Exchange Commission on October 7, 2008
Investment Company Act File No. 811-10089

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|
Amendment No. 10	|X|
(Check appropriate box or boxes)

Short-Term Bond Master LLC (Exact name of Registrant as Specified in Charter)

100 Bellevue Parkway Wilmington Delaware 19809 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 1-800-441-7762

Donald C. Burke Short-Term Bond Master LLC P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Joel H. Goldberg, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099	Howard Surloff, Esq. BlackRock Advisors, LLC 100 Bellevue Parkway Wilmington, DE 19809 (Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Short-Term Bond Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 10 of the Registration Statement on Form N-1A (Securities Act File No. 333-43552 and Investment Company Act File No. 811-10053) of BlackRock Short-Term Bond Series, Inc., as filed with the Securities and Exchange Commission (the “Commission”) September 29, 2008, and as amended from time to time (the “BlackRock Registration Statement”).

Short-Term Bond Master LLC (the “Master LLC”) is an open-end, management investment company that was organized on July 7, 2000 as a Delaware statutory trust. On June 15, 2007, it converted to a Delaware limited liability company. The Short-Term Bond Master Portfolio (the “Portfolio”) is a diversified series of the Master LLC.

BlackRock Short-Term Bond Series, Inc. is a series fund consisting of one series, BlackRock Short-Term Bond Fund (“BlackRock Short-Term Bond Fund”). BlackRock Short-Term Bond Fund and any other feeder fund that may invest in the Portfolio are referred to herein as “Feeder Funds.”

*	Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

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PART A

October 7, 2008

Short-Term Bond Master LLC

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. — Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objectives.

The Portfolio’s investment objective is to maximize total return, consistent with preservation of capital.

(b) Implementation of Investment Objectives.

Outlined below are the main strategies the Portfolio uses to achieve its objective.

Under normal circumstances the Portfolio invests at least 80% of its assets in bonds that permit it to maintain a portfolio duration of one to three years. This policy is a non-fundamental policy of the Portfolio and may not be changed without 60 days prior notice to shareholders. The total rate of return for the Portfolio is expected to rise and fall less than that of a longer duration bond fund.

The Portfolio seeks to achieve its objective by investing mainly in investment grade, interest-bearing securities of varying maturities. These include:
•	U.S. government securities
•	preferred stocks
•	mortgage-backed and other asset-backed securities
•	corporate bonds
•	bonds that are convertible into stocks

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     U.S. Government securities are debt securities issued and/or guaranteed as to principal and interest by the U.S. Government that are supported by the full faith and credit of the United States. U.S. Government agency securities are debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities that are not direct obligations of the United States. Such securities may not be supported by the full faith and credit of the United States. Corporate bonds are debt securities issued by corporate issuers, as distinct from bonds issued by a government or its agencies or instrumentalities. Asset backed securities are fixed-income securities issued by a trust or other legal entity established for the purpose of issuing securities and holding certain assets, such as credit card receivables or auto leases, that pay down over time and generate sufficient cash to pay holders of the securities. Mortgage-backed securities are securities that give the holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans, which in some cases are guaranteed by government agencies.

     The Portfolio will invest at least 70% of its net assets in securities rated at least A or, if short-term, the second highest quality rating, by at least one of the major rating agencies, or in unrated securities considered by BlackRock Advisors, LLC (the “Investment Adviser”) to be of comparable quality. The Portfolio may invest up to 30% of its net assets in securities rated BBB/Baa by at least one of the major rating agencies that rate the securities (or in unrated securities considered by the Investment Adviser to be of comparable quality), and up to 10% of its net assets in securities rated below BBB/Baa by at least one of the major rating agencies that rate the securities (or in unrated securities considered by the Investment Adviser to be of comparable quality) but none rated below B.

     After the Portfolio buys a security, the security may be given a lower rating or stop being rated. This will not require the Portfolio to sell it, but the Investment Adviser will consider the change in rating in deciding whether to keep the security.

In choosing investments, the Investment Adviser considers both maturity and duration.

Maturity — The effective maturity of a security is the weighted average period over which principal is expected to be repaid. Stated maturity is the date when the issuer is scheduled to make the final payment of principal. Effective maturity is different from stated maturity because it estimates the effect of expected principal prepayments and call provisions.

Duration — Duration measures the potential volatility of the price of a security or a portfolio of securities prior to maturity. Duration is the magnitude of the change in price of a security relative to a given change in the market interest rate. Duration incorporates a security’s yield, coupon interest payments, final maturity, call and put features and prepayment exposure into one measure.
For any security with interest payments occurring before principal is repaid, duration is ordinarily less than maturity. Generally, the lower the stated or coupon rate of interest of a security, the longer the duration. The higher the stated or coupon rate of interest of a security, the shorter the duration. The calculation of duration is based on estimates.

Duration is a tool to measure interest rate risk. Assuming a 1% change in interest rates and the duration shown below, the Portfolio’s price would change as follows:

Duration	Change in Interest Rates
2 yrs	1% decline —> 2% gain in Portfolio price
1% rise —> 2% decline in Portfolio price

Other factors such as changes in credit quality, prepayments, the shape of the yield curve and liquidity affect the price of the Portfolio and may correlate with changes in interest rates. These factors can increase swings in the Portfolio’s share price during periods of volatile interest rate changes.

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As a result of the strategies described above, the Portfolio may have an annual portfolio turnover rate above 100%. Portfolio turnover is generally the percentage found by dividing the lesser of portfolio purchases or sales by the monthly average value of the portfolio.

Other Strategies: In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio also may invest in:

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances
•	repurchase agreements, reverse repurchase agreements and dollar rolls
•	obligations of foreign governments or their subdivisions, agencies and instrumentalities
•	obligations of international agencies or supra-national entities
•	municipal bonds

The Portfolio may invest up to 25% of its assets in foreign securities as follows:

•	up to 25% of total assets in foreign securities that are denominated in U.S. dollars
•	up to 15% of total assets in foreign securities that are not denominated in U.S. dollars
•	up to 15% of total assets in emerging market foreign securities

To meet redemptions and when waiting to invest cash receipts, the Portfolio may invest in short-term, investment grade bonds, money market mutual funds and other money market instruments.

For temporary or defensive purposes, the Portfolio may invest up to 100% of its assets in short-term, investment grade bonds or other money market instruments in response to adverse market, economic or political conditions. The Portfolio may not achieve its objective using this type of investing.

The Portfolio may use derivatives to hedge its investment portfolio against market and currency risks or to seek to enhance returns. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index (such as the Standard & Poor’s 500 Index). The derivatives that the Portfolio may use include but are not limited to futures contracts and options thereon, and indexed and inverse floating rate securities.

The Portfolio may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

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(c) Risks.

This section contains a summary discussion of the general risks of investing in the Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive for any period of time.

Set forth below are the main risks of investing in the Portfolio:

Market Risk and Selection Risk. Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the markets, the relevant indices, or the securities selected by other funds with similar investment objectives and investment strategies.

Interest Rate Risk. Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Portfolio may lose money if short-term or long-term interest rates rise sharply or otherwise change in a manner not anticipated by the Investment Adviser.

Credit Risk. Credit risk is the risk that the issuer of a security will be unable to pay the interest or repay the principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Mortgage-Backed Securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Portfolio has to invest the proceeds in securities with lower yields. This risk is known as “prepayment risk.” When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as “extension risk.” Extension risk may cause the average maturity of the Portfolio’s portfolio to increase.

Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.

      A large percentage of mortgage-backed securities are issued by Federal government agencies such as the Government National Mortgage Association (“Ginnie Mae”), or government sponsored enterprises such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal National Mortgage Association (“Fannie Mae”). Principal and interest payments on mortgage-backed securities issued by the Federal Government and some Federal government agencies, such as Ginnie Mae, are guaranteed by the Federal government and backed by the full faith and credit of the United States. Mortgage-backed securities issued by other government agencies or government sponsored enterprises, such as Freddie Mac or Fannie Mae are backed only by the credit of the government agency or enterprise and are not backed by the full faith and credit of the United States. Such securities generally have very little credit risk, but may be subject to substantial interest rate risk. Private mortgage-back securities are issued by private corporations rather than government agencies and are subject to credit risk and interest rate risk.

      Fannie Mae and Freddie Mac hold or guarantee approximately $5 trillion worth of mortgages. The value of the companies’ securities have fallen sharply in 2008 due to concerns that the firms do not have sufficient capital to offset losses resulting from the mortgage crisis. In mid-2008, the U.S. Treasury Department was authorized to increase the size of home loans in certain residential areas Fannie Mae and Freddie Mac could buy, and until 2009, to lend Fannie Mae and Freddie Mac emergency funds and to purchase the entities’ stock. More recently, in September 2008, the U.S. Treasury Department announced that the government would be taking over Fannie Mae and Freddie Mac and placing the companies into a conservatorship. The effect that this conservatorship will have on the companies’ debt and equities is unclear. Fannie Mae and Freddie Mac have each been the subject of investigations by federal regulators over certain accounting matters. Such investigations, and any resulting restatements of financial statements, may adversely affect the guaranteeing entity and, as a result, the payment of principal or interest on these types of securities.

      Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (CMOs). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders (less servicing costs). CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (IOs), principal only (POs) or an amount that remains after other floating-rate tranches are paid (an inverse floater). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. If the Portfolio invests in CMO tranches issued by government agencies and interest rates move in a manner not anticipated by the Investment Adviser, it is possible that the Portfolio could lose all or substantially all of its investment.

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Asset-Backed Securities. Asset-backed securities are fixed income securities that represent an interest in an underlying pool of assets, such as credit card receivables. Like traditional fixed income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Portfolio reinvests the proceeds of a prepayment, it may receive a lower interest rate. Asset-backed securities may also be subject to extension risk, that is, the risk that, in a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average duration of the Portfolio may increase. The value of longer term securities generally changes more in response to changes in interest rates than that of shorter-term securities.

Recent Developments with Sub-prime Mortgage Market. Certain real estate markets have experienced declines in prices and demand, most notably in the residential housing market. In addition, there have been rising delinquency rates in highly leveraged loans to weaker borrowers, specifically in the sub-prime mortgage sector, that have caused rising defaults on loans. These defaults have caused unexpected losses for loan originators and certain sub-prime lenders. The deteriorating situation with loans and lenders has led to instability in capital markets associated with securities that are linked to the sub-prime mortgage market. These events may increase the risks associated with investments in mortgage-backed and asset-backed securities.

Call and Redemption Risk. A bond’s issuer may have the right to call a bond for redemption before it matures. If this happens to a bond the Portfolio holds, the Portfolio may lose income and may have to invest the proceeds in bonds with lower yields.

Active Trading Risk. The Portfolio actively and frequently trades its portfolio securities; therefore, the Portfolio may engage in short-term trading. Such active trading may increase the Portfolio’s expenses and have adverse tax consequences for the Portfolio. It can also cause a greater amount of the Portfolio’s distributions to be ordinary income rather than long term capital gains. Active trading also involves market risk and selection risk.

High Portfolio Turnover. High portfolio turnover (more than 100%) may result in increased transaction costs to the Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Portfolio securities may result in the recognition of capital gain or loss. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss. These effects of higher than normal portfolio turnover may adversely affect Portfolio performance.

The Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

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Foreign Securities Risk. The Portfolio may invest in issuers located in countries other than the U.S. This may expose the Portfolio to risks associated with foreign investments.

•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.
•	The costs of non-U.S. securities transactions are often higher than those of U.S. transactions.
•	The legal protections, and accounting and securities settlement procedures in certain foreign countries may be different from and offer less protection than those in the United States.
•	Foreign holdings may be adversely affected by foreign governmental action.
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect those holdings.
•	The economies of certain countries may compare unfavorably with the U.S. economy.
•	Foreign securities markets may be smaller than the U.S markets, which may make trading more difficult.

The risks outlined above are generally greater for investments in emerging markets.

Junk Bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the Portfolio’s Investment Adviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Portfolio. Junk bonds generally are less liquid and experience more price volatility than higher rated debt securities. The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade debt securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds may be subject to greater call and redemption risk than higher rated debt securities.

When-Issued Securities, Delayed-Delivery Securities and Forward Commitments. The Portfolio may purchase or sell securities that it is entitled to receive on a when-issued basis. The Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

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Indexed and Inverse Floating Rate Securities. The Portfolio may invest in securities the potential return of which is directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Portfolio may also invest in securities the return of which is inversely related to changes in an interest rate (inverse floaters). The Portfolio may also purchase synthetically created inverse floating rate bonds evidenced by custodial or trust receipts. In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject the Portfolio to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio’s investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate securities and the net asset value of the Portfolio’s shares may be more volatile than if the Portfolio did not invest in such securities. Certain of these inverse floating rate investments may be presented, for financial reporting purposes, as secured borrowing by the Portfolio.

Sovereign Debt. The Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign governmental entities. These investments subject the Portfolio to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

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Corporate Loans. Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (LIBOR) or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Portfolio may experience difficulties in selling its corporate loans. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Portfolio may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Portfolio may become a member of the syndicate.

The corporate loans in which the Portfolio invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Municipal Bonds. Municipal bonds are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds.

The Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every seven to thirty five days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

Variable Rate Demand Obligations. Variable rate demand obligations (“VRDOs”) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Portfolio may lose money.

Convertible Securities. Convertible securities generally are debt securities or preferred stocks that may be converted into common stock. Convertible securities typically pay current income, as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible is also subject to the same types of market and issuer risk as apply to the underlying common stock.

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Securities Lending. The Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

Dollar Rolls. The Portfolio may enter into dollar rolls in which the Portfolio will buy securities for delivery in the current month and simultaneously contract to resell substantially similar (the same type and coupon) securities on a specified future date to the same party. Dollar rolls involve the risk that the market value of the securities that the Portfolio is committed to buy may decline below the price of the securities the Portfolio has sold. These transactions may involve leverage. The Portfolio will engage in dollar rolls to enhance return and not for the purpose of borrowing.

Borrowing and Leverage Risk. The Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Portfolio shares and in the yield on the Portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Certain derivative securities that the Portfolio may buy or other techniques that the Portfolio may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Repurchase Agreement Risk. The Portfolio may enter into repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the seller in a repurchase agreement transaction defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement.

Reverse Repurchase Agreement Risk. Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Portfolio, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Portfolio.

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Derivatives.

The Portfolio may use derivative instruments to hedge its investments or to seek to enhance returns. Derivatives allow the Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

Because the Portfolio may use derivatives to seek to enhance returns, its investments will expose the Portfolio to the risks outlined above to a greater extent than if the Portfolio used derivatives solely for hedging purposes. Use of derivatives to seek to enhance returns may be considered speculative.

Illiquid Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. If the Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Investment in Other Investment Companies — The Portfolio may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

Restricted Securities — Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market.

Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material nonpublic information about the issuer, the Portfolio may as a result be unable to sell the securities.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement. The Portfolio’s top ten holdings are made available on a monthly basis at www.blackrock.com, generally within 5 business days after the end of the month to which the information applies.

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Item 5. — Management, Organization, and Capital Structure.

(a)(1) Investment Adviser.

BlackRock Advisors, LLC, (the “Investment Adviser” or “BlackRock”) the Master LLC’s investment adviser, manages the Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Investment Adviser is ultimately responsible for the management of the Master Portfolio, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Investment Adviser is a wholly owned subsidiary of BlackRock, Inc.

     The Master LLC, on behalf of the Portfolio, has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Investment Adviser pursuant to which the Investment Adviser receives as compensation for the services it provides a fee at the annual rate of 0.21% of the Portfolio’s average daily net assets.

     The Investment Adviser has entered into a sub-advisory agreement with BlackRock Financial Management, Inc., (“BFM” or the “Sub-Adviser”), an affiliate of the Investment Adviser under which the Investment Adviser pays BFM a monthly fee at an annual rate equal to a percentage of the advisory fee paid to the Investment Adviser. The Sub-Adviser is responsible for the day-to-day management of the Portfolio. As used herein, the terms “Investment Adviser” and “BlackRock” include, where applicable, the Sub-Adviser.

A discussion of the Board of Directors’ approval of the Investment Advisory Agreement and the sub-advisory agreement between the Investment Adviser and the Sub-Adviser are included in the Feeder Fund’s semi-annual shareholder report for the fiscal period ended December 31, 2006 and a discussion of the basis for the Board of Directors’ renewal of the Investment Advisory Agreement and the sub-advisory agreement between the Investment Adviser and the Sub-Adviser will be included in the Fund’s semi-annual shareholder report for the fiscal period ended November 30, 2008.

The Investment Adviser was organized in 1994 to perform advisory services for investment companies. BFM is a registered investment adviser organized in 1994. The Investment Adviser and its affiliates had approximately $1.428 trillion in investment company and other portfolio assets under management as of June 30, 2008.

From time to time, a manager, analyst, or other employee of the Investment Adviser or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Investment Adviser or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Investment Adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Portfolio are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Portfolio.

Conflicts of Interest.

     The investment activities of BlackRock and its affiliates (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)), in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock and its affiliates provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Master LLC. BlackRock and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Master LLC. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Master LLC directly and indirectly invests. Thus, it is likely that the Master LLC will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Master LLC and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Master LLC. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Master LLC and may result in an Affiliate having positions that are adverse to those of the Master LLC. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Master LLC. As a result, an Affiliate may compete with the Master LLC for appropriate investment opportunities. The results of the Master LLC’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master LLC could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Master LLC may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or an Affiliate-advised client may adversely impact the Master LLC. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Master LLC. The Master LLC’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Master LLC may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Master LLC also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Master LLC or who engage in transactions with or for the Master LLC and may receive compensation for such services. The Master LLC may also make brokerage and other payments to an Affiliate in connection with the Master LLC’s portfolio investment transactions.

11

     Under a securities lending program approved by the Master LLC’s Board of Directors, the Master LLC has retained an Affiliate of BlackRock to serve as the securities lending agent for the Master LLC, to the extent that the Master LLC participates in the securities lending program. For these services, the lending agent may receive a fee from the Master LLC, including a fee based on the returns earned on the Master LLC’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Master LLC may lend its portfolio securities under the securities lending program.

The activities of BlackRock and its Affiliates may give rise to other conflicts of interest that could disadvantage the Master LLC and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

(a)(2) Portfolio Managers.

     The Portfolio is managed by a team of investment professionals comprised of Scott Amero, Stuart Spodek, Curtis Arledge and Thomas F. Musmanno. Scott Amero is a Vice Chairman and BlackRock’s Global Chief Investment Officer for Fixed Income and co-head of the Fixed Income Portfolio Management Group. He is a member of the Executive, Operating and Leadership Committees and Chairman of the Fixed Income Investment Strategy Group that is responsible for global fixed income strategy, asset allocation and overall management of client portfolios. In this capacity, he coordinates BlackRock’s team of portfolio managers and credit analysts who specialize in government, agency, corporate, mortgage, asset-backed and structured securities worldwide. In addition, he is a director of Anthracite Capital, Inc., BlackRock’s publicly-traded real estate investment trust. Mr. Amero has been with BlackRock since 1990.

     Stuart Spodek, Managing director and portfolio manager, is co-head of US Fixed Income within BlackRock’s Fixed Income Portfolio Management Group and a member of the Leadership Committee. He is responsible for managing global total return, real return, and leveraged fixed income portfolios. Mr. Spodek joined BlackRock in 1993 in the Portfolio Management group. His responsibilities included mortgage backed securities analysis, yield curve analytics, and portfolio structuring. He was subsequently promoted to portfolio manager where he has been involved in all areas of the global government bond and U.S. mortgage backed securities market.

     Curtis Arledge is a Managing Director of BlackRock, Inc. since 2008, a Managing Director and Portfolio Manager, and co-head of US Fixed Income within BlackRock’s Fixed Income Portfolio Management Group. Prior to rejoining BlackRock, he was a Managing Director, Head of Fixed Income Division of Wachovia Corporation and held a variety of positions over a 12 year career at Wachovia Corporation.

     Thomas F. Musmanno, CFA, is a Director of BlackRock, Inc. since 2006, and co-Manages the short duration and LIBOR plus portfolios. He was a Director of MLIM from 2004 to 2006; Vice President of MLIM from 1996 to 2004; Derivatives and Structured Products Specialist with MLIM from 2000 to 2006; and a Portfolio Manager with MLIM from 1996 to 2006.

For information about the portfolio managers’ compensation, other accounts they manage and their ownership of Feeder Fund shares, please see Part B of this Registration Statement.

(a)(3) Legal Proceedings. Not applicable.

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights and beneficial interests in the Portfolio are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or the Portfolio, investors would be entitled to share, in proportion to their investment in the Master LLC or the Portfolio (as the case may be), in the assets of the Master LLC or the Portfolio available for distribution to investors.

The Master LLC is organized as a Delaware limited liability company and currently consists of one portfolio. Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with their pro rata interests in the Master LLC.

Investments in the Master LLC may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange is open, subject to certain exceptions.

12

Item 6. — Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (“Exchange”) is open, as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. The net asset value used in determining the price of an interest in the Portfolio is the next one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio’s interests.

Each investor in the Master LLC may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the close of regular trading of the Exchange on the next day the Portfolio calculates its net asset value.

The Portfolio generally values fixed income portfolio securities using market prices provided by an independent pricing service in accordance with a valuation policy approved by the Master LLC’s Board of Directors. If market quotations are not readily available or, in the Investment Adviser’s judgment, they do not accurately reflect fair value for a security, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value. Fair value determinations may be made by the Portfolio’s independent pricing service using a matrix pricing system or other pricing methodologies approved by the Directors or by the Investment Adviser’s Valuation Committee after consideration of the material factors that may affect the value of a particular security.

The Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain other fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Portfolio’s net asset value. If market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security or if a security’s value has been materially affected by events occurring after the close of the market on which the security is principally traded, that security will be valued by another method that the Board of Directors believes more accurately reflects the fair value.

The Board has adopted valuation procedures for the Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect the Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Portfolio. Those may include events affecting specific issuers (for example, a halt in trading of an issuer’s securities on an exchange during the trading day, a corporate action or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

The Investment Adviser believes that foreign security values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets. The fair valuation procedures therefore include a procedure whereby foreign securities prices may be “fair valued” by an independent pricing service in accordance with the valuation policy approved by the Board of Directors to take those factors into account.

The Portfolio’s use of fair value pricing is designed to ensure that the Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

13

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell, Transfer and Exchange Shares—Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.

(f) Tax Consequences.

        Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is disregarded as an entity separate from its owner for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain.

        If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue not to be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations promulgated thereunder.

14

Item 7. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) Rule 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolio. However, the Portfolio may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Portfolio to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement.

15

PART B

October 7, 2008 Short-Term Bond Master LLC
Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. — Cover Page and Table of Contents.

     Short-Term Bond Master Portfolio (the “Portfolio”) is a series of Short-Term Bond Master LLC, (the “Master LLC”). This Part B is not a prospectus and should be read in conjunction with Part A of this Registration Statement, dated October 7, 2008, (the “Master LLC’s Part A”) which has been filed with the Securities and Exchange Commission (the “Commission”).

     The Master LLC is part of a master-feeder structure. As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 10 of the Registration Statement on Form N-1A (Securities Act File No. 811-10053 and Investment Company Act File No. 333-43552) of BlackRock Short-Term Bond Series, Inc. (the “Corporation”), as filed with the Commission on September 29, 2008, and as amended from time to time (“BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of BlackRock Short-Term Bond Fund, a series of the Corporation. Part B of the BlackRock Registration Statement includes the statement of additional information of BlackRock Short-Term Bond Fund.

BlackRock Short-Term Bond Fund and any other feeder fund that may invest in the Master LLC may be referred to herein as a “Feeder Fund.”

      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which are to be used or distributed as a stand-alone document. The financial statements which relate to the Portfolio are incorporated into this Part B by reference to the BlackRock Short-Term Bond Fund 2008 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m., Eastern time, Monday through Friday. The Master LLC’s Part A is incorporated by reference into this Part B, and this Part B has been incorporated by reference into the Master LLC’s Part A.

Item 10. — Master LLC History.

The Master LLC is an open-end investment company organized on July 7, 2000 as a statutory trust under the laws of the State of Delaware. The Master LLC currently consists of one series.

On or about September 29, 2006, the Master LLC changed its name to Short-Term Bond Master Trust. On June 15, 2007, it converted to a Delaware limited liability company and changed its name to Short-Term Bond Master LLC.

B-1

Item 11. — Description of the Master LLC and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

     Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment program, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I and “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

     Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

Item 12. — Management of the Registrant.

(a) Management Information.

     Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the term of office and length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser or its affiliates (“BlackRock-advised funds”) and any public directorships. The same individuals serve as Directors of the Feeder Fund.

Name, Address and Year of Birth	Position(s) Held with Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Non-Interested Directors(a)

James H. Bodurtha(c) 40 East 52nd Street New York, NY 10022 1944	Director	2002 to present	Director, The China Business Group, Inc. (consulting firm) since 1996 and formerly Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980.	37 Funds 104 Portfolios	None

Bruce R. Bond 40 East 52nd Street New York, NY 10022 1946	Director	2007 to present

Formerly Trustee and Member of the Governance Committee, State Street Research Mutual Funds from 1997 to 2005; Formerly Board Member of Governance, Audit and Finance Committee, Avaya Inc. (computer equipment) from 2003 to 2007.

				37 Funds 104 Portfolios	None

Donald W. Burton 40 East 52nd Street New York, NY 10022 1944	Director	2007 to present

Managing General Partner, The Burton Partnership, LP (an investment partnership) since 1979; Managing General Partner, The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration from 2001 to 2007.

				37 Funds 104 Portfolios	Knology, Inc. (telecommunications); Capital Southwest (financial)

Honorable Stuart E. Eizenstat(d) 40 East 52nd Street New York, NY 10022 1943	Director	2007 to present

Partner and Head of International Practice, Covington and Burling (law firm) since 2001; International Advisory Board Member, The Coca Cola Company since 2002; Advisory Board Member BT Americas (telecommunications) since 2004; Member of the Board of Directors, Chicago Climate Exchange (environmental) since 2006; Member of the International Advisory Board GML (energy) since 2003.

				37 Funds 104 Portfolios	UPS Corporation (delivery service)

Kenneth A. Froot 40 East 52nd Street New York, NY 10022 1957	Director	2005 to present	Professor, Harvard University since 1992.	37 Funds 104 Portfolios	None

Robert M. Hernandez(e) 40 East 52nd Street New York, NY 10022 1944	Director	2007 to present	Formerly Director, Vice Chairman and Chief Financial Officer of USX Corporation (energy and steel business) from 1991 to 2001.	37 Funds 104 Portfolios	ACE Limited (insurance company); Eastman Chemical Company (chemical); RTI International Metals, Inc. (metals); TYCO Electronics (electronics)

John F. O’Brien 40 East 52nd Street New York, NY 10022 1943	Director	2007 to present

Trustee, Woods Hole Oceanographic Institute since 2003; Formerly Director, Allmerica Financial Corporation from 1995 to 2003; Formerly Director, ABIOMED from 1989 to 2006; Formerly Director, Ameresco, Inc. (energy solutions company) from 2006 to 2007.

				37 Funds 104 Portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

Roberta Cooper Ramo 40 East 52nd Street New York, NY 10022 1942	Director	2002 to present

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc., (retail) since 2000; Director of ECMC Group (service provider to students, schools and lenders) since 2001; President Elect, The American Law Institute, (non-profit), 2007; Formerly President, American Bar Association from 1995 to 1996.

				37 Funds 104 Portfolios	None

B-2

Name, Address and Year of Birth	Position(s) Held with Master LLC	Length of Time Served as a Director(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Jean Margo Reid 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present

Self-employed consultant since 2001; Director and Secretary, SCB, Inc. (holding company) since 1998; Director and Secretary, SCB Partners, Inc. (holding company) since 2000; Formerly Director, Covenant House (non-profit) from 2001 to 2004.

				37 Funds 104 Portfolios	None

David H. Walsh(f) 40 East 52nd Street New York, NY 10022 1941	Director	2007 to present

Director, National Museum of Wildlife Art since 2007; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming since 2006; Director, The American Museum of Fly Fishing since 1997; Formerly Consultant with Putnam Investments from 1993 to 2003; Formerly Director, The National Audubon Society from 1998 to 2005.

				37 Funds 104 Portfolios	None

Fred G. Weiss(g) 40 East 52nd Street New York, NY 10022 1941	Director	2007 to present

Managing Director, FGW Associates (consulting and investment company) since 1997; Director, Michael J. Fox Foundation for Parkinson’s Research since 2000; Formerly Director of BTG International Plc (a global technology commercialization company) from 2001 to 2007.

				37 Funds 104 Portfolios	Watson Pharmaceutical Inc.

Richard R. West 40 East 52nd Street New York, NY 10022 1938	Director	2007 to present	Dean Emeritus, New York University’s Leonard N. Stern School of Business Administration since 1995.	37 Funds 104 Portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s Inc. (real estate company)
Interested Directors(a),(h)

Richard S. Davis 40 East 52nd Street New York, NY 10022 1945	Director	2007 to present

Managing Director, BlackRock, Inc. since 2005; Formerly Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Formerly Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Formerly Chairman, SSR Realty from 2000 to 2004.

				185 Funds 295 Portfolios	None

Laurence D. Fink 40 East 52nd Street New York, NY 10022 1952	Director	2007 to present

Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees; Formerly Managing Director, The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee, The Boys’ Club of New York.

				37 Funds 104 Portfolios	None

Henry Gabbay 40 East 52nd Street New York, NY 10022 1947	Director	2007 to present

Consultant, BlackRock, Inc. since 2007; Formerly Managing Director, BlackRock, Inc. from 1989 to 2007; Formerly Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; Formerly President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.

				184 Funds 294 Portfolios	None

(a)	Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72.

(b)

Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain directors as joining the Fund’s board in 2007, each director first became a member of the board of directors of other legacy MLIM or legacy BlackRock Funds as follows: James H. Bodurtha, 1995; Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Kenneth A. Froot, 2005; Robert M. Hernandez, 1996; John F. O’Brien, 2005; Roberta Cooper Ramo, 1999; Jean Margo Reid, 2004; David H. Walsh, 2003; Fred G. Weiss, 1998 and Richard R. West, 1978.

(c)	Chairman of the Compliance Committee.

(d)	Chairman of the Governance and Nominating Committee.

(e)	Chairman of the Board of Directors.

(f)	Chairman of the Performance Oversight Committee.

(g)	Vice-Chairman of the Board of Directors and Chairman of the Audit Committee.

(h)	Messrs. Davis, Fink and Gabbay are all “interested persons,” as defined in the Investment Company Act, of the Master LLC based on their positions with BlackRock, Inc. and its affiliates.

B-3

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including their year of birth, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Fund Officers(a)
Donald C. Burke 40 East 52nd Street New York, NY 10022 1960	President and Chief Executive Officer	2007 to present

Managing Director of BlackRock, Inc. since 2006; Formerly Managing Director of Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. (“FAM”) in 2006; First Vice President thereof from 1997 to 2005; Treasurer thereof from 1999 to 2006 and Vice President thereof from 1990 to 1997.

				195 registered investment companies consisting of 305 portfolios	None

Anne F. Ackerley 40 East 52nd Street New York, NY 10022 1962	Vice President	2007 to present

Managing Director of BlackRock, Inc. since 2000; Chief Operating Officer of BlackRock’s U.S. Retail Group since 2006; Head of BlackRock’s Mutual Fund Group from 2000 to 2006; Merrill Lynch & Co., Inc. from 1984 to 1986 and from 1988 to 2000, most recently as First Vice President and Operating Officer of the Mergers and Acquisitions Group.

				185 registered investment companies consisting of 295 portfolios	None

Neal J. Andrews 40 East 52nd Street New York, NY 10022 1966	Chief Financial Officer	2007 to present

Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.) from 1992 to 2006.

				185 registered investment companies consisting of 295 portfolios	None

Jay M. Fife 40 East 52nd Street New York, NY 10022 1970	Treasurer	2007 to present

Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Formerly Assistant Treasurer of the MLIM/FAM advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.

				185 registered investment companies consisting of 295 portfolios	None

Brian P. Kindelan 40 East 52nd Street New York, NY 10022 1959	Chief Compliance Officer	2007 to present

Chief Compliance Officer of the BlackRock-advised Funds since 2007; Anti-Money Laundering Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005; Director and Senior Counsel of BlackRock Advisors, Inc. from 2001 to 2004 and Vice President and Senior Counsel thereof from 1998 to 2000; Formerly Senior Counsel of The PNC Bank Corp. from 1995 to 1998.

				185 registered investment companies consisting of 295 portfolios	None

Howard Surloff 40 East 52nd Street New York, NY 10022 1965	Secretary	2007 to present	Managing Director of BlackRock, Inc. and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; Formerly General Counsel (U.S.) of Goldman Sachs Asset Management, L.P. from 1993 to 2006.	185 registered investment companies consisting of 295 portfolios	None

(a)	Officers of the Master LLC serve at the pleasure of the Board of Directors.

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(b) Board of Directors.

     The Board of Directors (the “Board”) of the Master LLC consists of fifteen individuals (each, a “Director”), twelve of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve as Directors of the Master LLC. The Directors are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

     The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee and a Performance Oversight Committee.

     The members of the Audit Committee (the “Audit Committee”) are Fred G. Weiss (Chair), Robert M. Hernandez, and Richard R. West, all of whom are non-interested Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Master LLC’s investments; and (8) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the period ended May 31, 2008, the newly constituted Audit Committee met twice.

     The members of the Governance and Nominating Committee (the “Governance Committee”) are Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are non-interested Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the period ended May 31, 2008, the newly constituted Governance Committee met twice.

     The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond, Roberta Cooper Ramo and Jean Margo Reid, all of whom are non-interested Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Fund’s compliance with applicable law, and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the period ended May 31, 2008, the newly constituted Compliance Committee met three times.

     The members of the Performance Oversight Committee (the “Performance Committee”) are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot, and John O’Brien, all of whom are non-interested Directors, and Richard S. Davis, who serves as an interested Director for certain other BlackRock-advised funds. The Performance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. During the period ended May 31, 2008, the newly constituted Performance Committee met twice.

     Prior to November 1, 2007, the Board then in office had two standing committees, an Audit Committee and a Nominating Committee, each of which consisted of all of the non-interested Directors. During the period ended May 31, 2008, the Audit Committee then in office met twice and the Nominating Committee then in office met once.

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Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all registered funds in the BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2007, is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity Securities in the Master LLC*	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Laurence D. Fink	None	Over $100,000
Henry Gabbay	None	Over $100,000
Non-Interested Directors:
James H. Bodurtha	None	Over $100,000
Bruce R. Bond	None	Over $100,000
Donald W. Burton	None	None
Honorable Stuart E. Eizenstat	None	$1-$10,000
Kenneth A. Froot	None	None
Robert M. Hernandez	None	Over $100,000
John F. O’Brien	None	None
Roberta Cooper Ramo	None	Over $100,000
Jean Margo Reid	None	Over $100,000
David H. Walsh	None	Over $100,000
Fred G. Weiss	None	Over $100,000
Richard R. West	None	Over $100,000

*	The Master LLC does not offer its interests for sale to the public. With the exception of Mr. Bodurtha, Mr. Froot and Ms. Cooper Ramo, each of the Directors assumed office on November 1, 2007. The Directors anticipate purchasing additional shares of BlackRock-Advised Funds they currently oversee in the near future.

     As of September 5, 2008 the Directors and officers of the Master LLC as a group owned an aggregate of less than 1% of the outstanding shares of the Master LLC. As of December 31, 2007, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities in affiliates of the Investment Adviser, the Distributors, or any person directly or indirectly controlling, controlled by, or under common control with the Investment Adviser or the Distributors.

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(c) Compensation.

     Each Director who is a non-interested Director is paid as compensation an annual retainer of $150,000 per year for his or her services as Director to the BlackRock-advised funds, including the Master LLC, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board are paid as compensation an additional annual retainer of $65,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance and Nominating Committee, and Performance Oversight Committee are paid as compensation an additional annual retainer of $25,000, respectively. The Master LLC compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Master LLC may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer.

The following table sets forth the compensation earned by the non-interested Directors for the period July 1, 2007 to May 31, 2008 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2007.

Name(a)	Aggregate Compensation from the Fund	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Fund and Other BlackRock- Advised Funds
James H. Bodurtha(b)	$3,305	None	$296,014.50
Bruce R. Bond	$1,660	None	$216,500.00
Donald W. Burton	$1,660	None	$158,791.66
Honorable Stuart E. Eizenstat(c)	$1,798	None	$216,916.67
Kenneth A. Froot	$2,759	None	$250,135.87
Robert M. Hernandez(d)	$2,019	None	$224,833.33
John F. O’Brien	$1,660	None	$158,791.66
Roberta Cooper Ramo	$2,899	None	$250,135.87
Jean Margo Reid	$1,660	None	$171,433.48
David H. Walsh(e)	$1,798	None	$162,958.33
Fred G. Weiss(f)	$1,936	None	$183,160.41
Richard R. West	$1,660	None	$171,433.48

(a)

With the exception of Mr. Bodurtha, Mr. Froot and Ms. Ramo, each of the non-interested Directors assumed office on November 1, 2007. For the number of BlackRock advised Funds from which each Director receives compensation see the Biographical Information Chart beginning on page B-2.

(b)	Chairman of the Compliance Committee.

(c)	Chairman of the Governance and Nominating Committee.

(d)	Chairman of the Board of Directors.

(e)	Chairman of the Performance Oversight Committee.

(f)	Vice Chairman of the Board of Directors and Chairman of the Audit Committee.

Mr. Kindelan assumed office as Chief Compliance Officer and Anti-Money Laundering Compliance Officer of the Fund on November 1, 2007. From November 1, 2007 through May 31, 2008, Mr. Kindelan received $502.85 from the Master LLC.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics.

The Master LLC, the Feeder Fund, the Investment Adviser, BlackRock Financial Management, Inc., and BlackRock Investments, Inc. (“BII”) each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

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(f) Proxy Voting Policies.

     Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 13. — Control Persons and Principal Holders of Securities.

(a) Control Persons.

BlackRock Short-Term Bond Fund controls the Portfolio. As of the date of this Registration Statement, BlackRock Short-Term Bond Fund owned 100% of the then outstanding interests in the Portfolio. As of the date of this Registration Statement the holdings of the Portfolio represented 100% of the Master LLC as a whole.

(b) Principal Holders.

See Item 13(a)

Item 14. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC by BlackRock Advisors, LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement, the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections in Part A and Part B of the BlackRock Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 14 (a)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 14 (c)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 14 (d)	Management and Advisory Arrangements* Management and Other Service Arrangements**
Item 14 (e)	Not Applicable
Item 14 (f)	Not Applicable
Item 14 (g)	Not Applicable
Item 14 (h)	Part A – Back Cover Management and Other Service Arrangements**
*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

B-8

(b) Principal Underwriter.

BlackRock Investments, Inc. (“BII”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Investment Adviser, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BII receives no compensation for acting as placement agent for the Master LLC.

Item 15. — Portfolio Managers.

The Portfolio is managed by a team of investment professionals comprised of Scott Amero, Stuart Spodek, Curtis Arledge and Thomas F. Musmanno. Information about each portfolio manager’s compensation, other accounts he manages and his ownership of BlackRock Short-Term Bond Fund shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” in Part I of Part B of the BlackRock Registration Statement.

Item 16. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part I and Part II of Part B of the BlackRock Registration Statement.

Item 17. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC Part A. Under the Master LLC’s limited liability company agreement the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, the Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

The Master LLC is organized as a limited liability company under the laws of the State of Delaware. The Feeder Fund is entitled to a vote in proportion to its investment in the Master LLC. The Feeder Fund will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interests in the Master LLC. The Master LLC will not issue share certificates.

B-9

Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio or in the Master LLC, as the case may be. Investors in the Master LLC, or in the Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

The Portfolio shall be dissolved by unanimous consent of the Directors by written notice of dissolution to the holders of the interests of the Portfolio. The Master LLC shall be dissolved upon the dissolution of the Portfolio.

The limited liability company agreement of the Master LLC provides that obligations of the Master LLC and the Portfolio are not binding upon the Directors individually but only upon the property of the Portfolio and that the Directors will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the limited liability company agreement of the Master LLC protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The limited liability company agreement of the Master LLC provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its holders, Directors, officers, employees and agents covering possible tort and other liabilities.

B-10

The Master LLC currently consists of one Portfolio. The Master LLC reserves the right to create and issue interests in a number of additional portfolios. As indicated above, holders of the Portfolio participate equally in the earnings and assets of the Portfolio. Holders of the Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, and holders of the Portfolio vote together in the election or selection of Directors. Upon liquidation or dissolution of the Portfolio, the holders of the Portfolio are entitled to share in proportion to their investment in the net assets of the Portfolio available for distribution to holders.

Item 18. — Purchase, Redemption, and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.

(a) Purchase of Interests of the Master LLC.

The net asset value of the Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“Exchange”) on each day the Exchange is open for business based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The net asset value is computed by deducting the amount of the Portfolio’s total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

Securities that are held by the Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Master LLC. Long positions traded in the over the counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Master LLC. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

B-11

The Master LLC employs pricing services to provide certain securities prices for the Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Master LLC, including valuations furnished by the pricing services retained by the Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Master LLC’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Master LLC.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of the Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the Exchange. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the Exchange that may not be reflected in the computation of the Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by the Master LLC’s Board of Directors or by the Investment Adviser using a pricing service and/or procedures approved by the Master LLC’s Board of Directors.

Each investor in the Master LLC may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor’s interest in the Portfolio will be determined as of the close of business on the Exchange by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be

B-12

applied to determine the value of the investor’s interest in the Portfolio after the close of business of the Exchange or the next determination of net asset value of the Portfolio. For further information concerning the Portfolio’s net asset value, and the valuation of the Portfolio’s assets, see the Master LLC’s Part A.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).
The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Master LLC at any time for any reason.

A Feeder Fund may withdraw all or a portion of its investment in the Master LLC on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not Applicable

(c) Offering Price. Not Applicable

Item 19. — Taxation of the Master LLC.
The Master LLC is organized as a limited liability company. Under the current method of operation of the Portfolio and because the Portfolio currently has one investor, the Portfolio is disregarded as an entity separate from its owner for federal income tax purposes and, thus, is not subject to federal income tax. Based upon the status of the Portfolio as a disregarded entity, the investor in the Portfolio will be treated as if it earned the income and owned the assets of such Portfolio directly, and will be subject to tax on the Portfolio’s ordinary income and capital gain. The Portfolio will not file income tax or information returns.

     If the Portfolio acquires additional investors, the Portfolio will be treated as a partnership for federal income tax purposes, and, thus, will continue to not be subject to federal income tax. If the Portfolio is treated as a partnership, each investor in the Portfolio will be subject to tax on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio’s ordinary income and capital gain. The determination of such share will be made in accordance with the Code and Treasury Regulations promulgated thereunder.

B-13

The Portfolio, if treated as a partnership, will file appropriate information returns. Each prospective investor fund that is a regulated investment company (“RIC”) will be required to agree that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of the Portfolio as they are taken into account by the Portfolio.

It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Portfolio.

Certain transactions of the Portfolio are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund. Special tax rules also will require a Feeder Fund to mark-to-market certain types of positions in the Portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Master LLC intends to monitor transactions, to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

If the Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The Feeder Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Feeder Fund as a dividend to its shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, the Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

A Feeder Fund may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle a Feeder Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known.

The Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, the Portfolio is expected to meet the income and diversification of assets tests of the Code applicable to RICs.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. The Master LLC intends to distribute the Portfolio income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

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A Feeder Fund may be redeemed in cash or in kind. If the Portfolio has more than one investor, the manner in which a Feeder Fund is redeemed may have tax consequences to the remaining Feeder Funds. If the Feeder Fund is redeemed in cash, the Portfolio may be required to sell certain of its assets in order to fund the redemption. In that case, each of the remaining Feeder Funds will recognize its pro rata share of the gain, even though the Portfolio may not have sold the assets if there had been no redemption. In addition, if a Feeder Fund contributes property to the Portfolio and, within two years, receives a distribution from the Portfolio, such Feeder Fund may be treated as having sold the property to the Portfolio. If a Feeder Fund is redeemed in kind and it suffers a loss of more than $250,000 on the redemption or the basis of distributed assets is increased by more than $250,000 as a result of their distribution, the Portfolio will be required to reduce its basis in its remaining assets. It is possible that the Portfolio could distribute an asset with a high tax basis in redemption of a withdrawing Feeder Fund. In either event, such in-kind distribution could result in higher taxable gains for the remaining Feeder Funds. In addition, if the in-kind distribution occurs within seven years of the contribution, the contributing Feeder Fund will recognize taxable gain or loss on the redemption. If a Feeder Fund were redeemed, any unrealized appreciation in unredeemed Portfolio assets would remain in the Portfolio and would upon realization allocated as realized gain to the remaining Feeder Funds.
Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Portfolio.

Item 20. — Underwriters.

The placement agent for the Master LLC is BII ( “Placement Agent”). Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Master LLC.

Item 21. — Calculation of Performance Data.

Not Applicable.

Item 22. — Financial Statements.

The Portfolio’s financial statements are incorporated in this Part B by reference to the BlackRock Short-Term Bond Fund annual report to shareholders for the fiscal year ended May 31, 2008. You may request copies of the annual report at no charge by calling 1-800-441-7762 between 8:00 a.m. and 6:00 p.m. (Eastern time) Monday through Friday.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number			Description
(1)	(a)	—	Certificate of Trust of the Registrant.(1)
	(b)	—	Amended and Restated Declaration of Trust of the Registrant.(1)
	(c)	—	Certificate of Conversion converting Short-Term Bond Master Trust to Short-Term Bond Master LLC, dated June 15, 2007.(11)
	(d)	—	Certificate of Formation of the Registrant, dated June 15, 2007.(11)
	(e)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007.(11)
(2)		—	By-Laws of the Registrant, dated June 15, 2007.(11)
(3)		—	Portions of LLC Agreement and By-Laws of the Registrant defining the rights of holders of shares of interest of the Registrant.(3)
(4)	(a)	—	Form of Investment Advisory Agreement between the Registrant on behalf of Short-Term Master Portfolio and BlackRock Advisors, LLC.(9)
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc.(9)
(5)		—	Not Applicable.
(6)		—	Not Applicable.
(7)		—	Form of Custody Agreement between the Master LLC and Brown Brothers Harriman & Co.(7)
(8)	(a)	—	Form of Placement Agency Agreement between the Registrant and BlackRock Investments, Inc.(12)
	(b)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(8)
	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(5)
	(d)	—	Certificate of FAM Distributors, Inc.(2)
	(e)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now BlackRock Investment Management LLC) dated August 10, 2001.(10)
(9)		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

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(10)	—	Not Applicable.
(11)	—	Not Applicable.
(12)	—	Not Applicable.
(13)	—	Not Applicable.
(14)	—	Not Applicable.
(15)	—	Code of Ethics.(4)
(16)	—	Power of Attorney.(6)

(1)	Incorporated by reference and previously filed as an exhibit to the Registration Statement on Form N-1A of the Registrant (File No. 811-10089) (the “Registration Statement”) filed on August 30, 2000.
(2)	Filed as an exhibit to Amendment No. 1 to the Registration Statement filed on October 6, 2000.
(3)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(c) and 1(d), respectively, and to the following portions of the Registrant’s LLC Agreement, filed as Exhibit 1(e): Article I (Sections 1.1 and 1.2) Article II (Sections 2.2, 2.4 and 2.7) Article III (Sections 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12) Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9) Article VI (Section 6.1) Article VII (Sections 7.1 and 7.2) Article VIII (Sections 8.2, 8.3, 8.4, 8.6, 8.7 and 8.9) Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7) Article X (Sections 10.2, 10.3, 10.4 and 10.5) Article XI (Sections 11.4 and 11.6). Reference is also made to the following portions of the Registrant’s By-Laws, filed as Exhibit 2: Article I (Sections 1.1, 1.2, 1.3, 1.4, 1.5) Article III (Sections 3.6, 3.7 and 3.10) Article V (Sections 5.1 and 5.2) Article VI (Section 6.2).
(4)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-2 of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(5)	Incorporated by reference to Exhibit (h)(1) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of Mercury HW Variable Trust filed on February 28, 2001 (File No. 333-24349).
(6)	Incorporated by reference to Exhibit 99(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on November 15, 2007.
(7)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series LLC (File No. 811-09739) filed on January 30, 2002.
(8)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.
(9)	Filed as an exhibit to Amendment No. 7 to the Registration Statement filed October 2, 2006.
(10)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(11)	Filed as an exhibit to Amendment No. 8 to the Registration Statement filed October 29, 2007.
(12)	To be filed by amendment.

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Item 24. Persons Controlled by or under Common Control with the Fund.

Other than as specified in response to Item 13(a), the Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

        Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the LLC Agreement (Exhibit 1(e) to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

        Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

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        Article VIII, Section 8.3 of the LLC Agreement provides:

        The Company shall indemnify each of its Directors, officers, employees, and agents (including persons who serve at its request as directors, managers, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

        (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

        (b) the Company shall be insured against losses arising by reason of any lawful advances; or

        (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

        (i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

        (ii) an independent legal counsel in a written opinion.

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        Article VIII, Section 8.4 of the LLC Agreement further provides:

        Nothing contained in Section 8.1, Section 8.2 or Section 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Section 8.1, Section 8.2 or Section 8.3 hereof or in any agreement of the character described in Section 4.1 or Section 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Company.

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As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remains in effect and is consistently applied.

Item 26. Business and other Connections of the Investment Adviser.

(a)	BlackRock Advisors, LLC is an indirect majority-owned subsidiary of BlackRock Inc. BlackRock Advisors, Inc. was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 26 of officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(a)	BlackRock Financial Management, Inc. (“BFM”) is an indirect majority-owned subsidiary of BlackRock Inc. BFM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or Master LLCs, insurance companies and banks. The list required by this Item 26 of officers and directors of BFM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BFM pursuant to the Investment Advisers Act of 1940 (SEC file No. 801-48433).

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Item 27. Principal Underwriters

        (a)

        BII acts as distributor and as principal underwriter for each of the BlackRock-advised funds including the Registrant.

        (b)

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        Set forth below is information concerning each director and officer of BII. The principal business address of each such person is 40 E. 52nd Street, New York, New York 10022. No individual listed in the chart below is an officer or employee of the Registrant.

Name	Position(s) and Office(s) with BII
Laurence Fink	Chairman and Director
Barbara Novick	Chief Executive Officer
John Moran	President and Managing Director
Robert Connolly	General Counsel, Secretary and Managing Director
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director
Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director
John Blevins	Assistant Secretary and Director
Robert Kapito	Director
Daniel Waltcher	Director

(c) Not Applicable.

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Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a)	Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b)	BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(c)	BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its functions as sub-adviser).

(d)	BlackRock Investments, Inc., 40 East 52nd Street, New York, New York 10022 (records relating to its function as placement agent).

(e)	PNC Global Investment Servicing (U.S.) Inc., formerly known as PFPC Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

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Item 29. Management Services.

Other than as set forth under the caption “Investment Adviser BlackRock Advisors LLC” in the Prospectus constituting Part A of the Registration Statement and under the caption “Management of the Fund — Investment Advisory Arrangements” in the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not Applicable.

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SIGNATURES
Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 7th day of October 2008.
Short-Term Bond Master LLC

By:	/s/ Donald C. Burke
Donald C. Burke President and Chief Executive Officer

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